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                                                                    EXHIBIT 12.2

                                  TRACOR, INC.

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                            1996
                                                                        ------------
                                                              (IN THOUSANDS, EXCEPT FOR RATIO)
Income before income taxes and extraordinary item...........              $ 70,126
Interest expense............................................                25,441
Amortization of debt issuance costs.........................                   709
Interest portion of rental expense..........................                 4,140
                                                                       -----------
          Earnings..........................................              $100,416
                                                                       ===========
Interest expense............................................              $ 25,441
Amortization of debt issuance costs.........................                   709
Interest portion of rental expense..........................                 4,140
                                                                       -----------
          Fixed charges.....................................              $ 30,290
                                                                       ===========
Ratio of earnings to fixed charges..........................                  3.3x
                                                                       ===========
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